5/12/21

Exhibit 99.1

Press Release

Acutus Medical Reports First Quarter 2021 Financial Results

Carlsbad, Calif. – May 12, 2021 – Acutus Medical, Inc. (“Acutus” or the “Company”) (Nasdaq: AFIB), an arrhythmia management company focused on improving the way cardiac arrhythmias are diagnosed and treated, today reported results for the first quarter of 2021.

Recent Highlights:

•	Reported revenue of $3.6 million in the first quarter of 2021, compared to $1.6 million in the same quarter last year.
•

Increased worldwide installed base of second generation AcQMap consoles to 57 as of March 31, 2021, up from 51 at the end of the prior quarter – bringing the total installed base of AcQMap consoles to 62 as of March 31, 2021.

•	Commenced US IDE trial for the AcQBlate Force-Sensing Ablation Catheter and System.
•	Advanced AcQBlate Force-Sensing Ablation Catheter and System from limited to full market release in CE Mark countries.
•	Received US 510K clearance for AcQCross, a full suite of universal transseptal crossing devices.

“We are pleased with the progress on several key strategic initiatives, including improved revenue performance and commercial execution, the initiation of our US ablation therapy IDE clinical trial, and new product introductions. In the face of regional COVID-19 headwinds, our commercial teams are driving accelerated uptake for our complete guided ablation solutions globally,” said Vince Burgess, President and CEO of Acutus. “Our Europe direct organization and Biotronik partnership led the Company’s first quarter performance, and we continue to see strong execution from these teams. In the US, we are encouraged to see this part of our business gaining momentum as end-markets improve.”

First Quarter 2021 Financial Results

Revenue was $3.6 million for the first quarter of 2021, compared to $1.6 million in the first quarter last year. The improvement over the same quarter last year was driven by increased direct sales of Acutus disposables, sales of the AcQMap consoles, and distributor sales through the Company’s partner, Biotronik.

Gross margin on a GAAP basis was negative 94% for the first quarter of 2021, compared with negative 102% in the same quarter last year. During the quarter, the Company incurred charges for the write-off of excess and obsolete inventory related to the transition to fully in-house manufacturing and product line transition for its transseptal access crossing device portfolio as well as for certain short shelf-life products currently in inventory. These charges had a significant impact on gross margin in the quarter, and this is not expected to recur in subsequent periods.

Operating expenses on a GAAP basis were $24.5 million for the first quarter of 2021, compared with $16.0 million in the same quarter last year. The increase was driven by the expansion of Acutus’ commercial team in conjunction with its full commercial launch, increased general and administrative costs incurred associated with being a public company, and change in fair value of the contingent consideration related to the acquisition of Rhythm Xience.

Net loss on a GAAP basis was $29.2 million for the first quarter of 2021 and net loss per share was $1.04 on a weighted average basic and diluted outstanding share count of 28.0 million, compared to $18.1 million and a net loss per share of $25.84 on a weighted average basic and diluted outstanding share count of 0.7 million in the same period of the prior year. Excluding amortization of acquired intangibles, non-cash stock-based compensation expense, remeasurement of the warrant liability, and changes in the fair value of contingent consideration, the Company’s non-GAAP net loss for the first quarter of 2021 was $27.3 million, or $0.97 per share, compared to $19.0 million, or $1.11 per share, after giving effect to the pro forma conversion of convertible preferred stock for the first quarter of 2020.

Cash, cash equivalents, marketable securities and restricted cash were $106.9 million as of March 31, 2021.

Outlook and COVID-19

COVID-19 continues to create significant uncertainty in several markets that the Company serves, most notably in Western Europe and the UK. Procedure volumes are stabilizing in the US, although some hospital access restrictions remain in effect. The impact of COVID-19 was more acutely negative earlier in 2021, and this dynamic is reflected in the Company’s first quarter financial results. Management anticipates continued regional headwinds in 2021, particularly in the first half of the year. For the full year 2021,

Press Release

management continues to expect revenue to range between $22.0 million and $30.0 million. With respect to the second quarter of 2021, management expects revenue to range between $3.8 million and $5.0 million.

Non-GAAP Financial Measures

This press release includes references to non-GAAP net loss and non-GAAP net loss per share, which are non-GAAP financial measures, to provide information that may assist investors in understanding the Company’s financial results and assessing its prospects for future performance. The Company believes these non-GAAP financial measures are important indicators of its operating performance because they exclude items that are primarily non-cash accounting line items unrelated to, and may not be indicative of, the Company’s core operating results. These non-GAAP financial measures, as Acutus calculates them, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial results are not intended to represent and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. Non-GAAP net loss is defined as net loss before income taxes, adjusted for stock-based compensation, amortization of acquisition-related intangibles, acquisition related costs, discontinued operations, asset impairments, non-operating items, restructuring charges, stock repurchases, and other adjustments. To the extent such non-GAAP financial measures are used in the future, the Company expects to calculate them using a consistent method from period to period. A reconciliation of the most directly comparable GAAP financial measure to the non-GAAP financial measure has been provided under the heading “Reconciliation of GAAP Results to Non-GAAP Results” in the financial statement tables attached to this press release.

Webcast and Conference Call Information

Acutus will host a conference call to discuss the first quarter 2021 financial results after market close on Wednesday, May 12, 2021 at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. The conference call can be accessed live over the phone (833) 570-1131 for U.S. callers or (914) 987-7078 for international callers, using conference ID: 9151567. The live webinar can be accessed at https://ir.acutusmedical.com.

About Acutus Medical, Inc.

Acutus is an arrhythmia management company focused on improving the way cardiac arrhythmias are diagnosed and treated. Acutus is committed to advancing the field of electrophysiology with a unique array of products and technologies which will enable more physicians to treat more patients more efficiently and effectively. Through internal product development, acquisitions and global partnerships, Acutus has established a global sales presence delivering a broad portfolio of highly differentiated electrophysiology products that provide its customers with a complete solution for catheter-based treatment of cardiac arrhythmias. Founded in 2011, Acutus is based in Carlsbad, California.

Caution Regarding Forward-Looking Statements

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company’s ability to continue to manage expenses and cash burn rate at sustainable levels, continued acceptance of its products in the marketplace, the effect of global economic conditions on the ability and willingness of customers to purchase the Company’s systems and the timing of such purchases, competitive factors, changes resulting from healthcare policy in the United States, including changes in government reimbursement of procedures, dependence upon third-party vendors and distributors, timing of regulatory approvals, the impact of the coronavirus (COVID-19) pandemic and Acutus’ response to it, and other risks discussed in the Company’s periodic and other filings with the Securities and Exchange Commission. By making these forward-looking statements, Acutus undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:Media Contact:

Caroline CornerHolly Windler

Westwicke ICRM: 619-929-1275

D: 415-314-1725media@acutusmedical.com

caroline.corner@westwicke.com

Press Release

Acutus Medical, Inc.

Consolidated Balance Sheets

	March 31,	December 31,
(in thousands, except per share amounts)	2021	2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,631	$25,234
Marketable securities, short-term	86,888	105,839
Restricted cash	150	150
Accounts receivable	2,477	2,160
Inventory	13,837	12,958
Prepaid expenses and other current assets	4,124	5,047
Total current assets	116,107	151,388

Marketable securities, long-term	11,225	8,726
Property and equipment, net	14,648	12,356
Right-of-use assets, net	1,480	1,669
Intangible assets, net	5,493	5,653
Goodwill	12,026	12,026
Other assets	967	717
Total assets	$161,946	$192,535

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,108	$8,266
Accrued liabilities	8,808	7,308
Contingent consideration, short-term	2,600	5,400
Operating lease liabilities, short-term	955	933
Total current liabilities	18,471	21,907

Operating lease liabilities, long-term	875	1,134
Long-term debt	39,339	39,011
Contingent consideration, long-term	3,000	3,900
Total liabilities	61,685	65,952

Stockholders' equity
Preferred stock, $0.001 par value	—	—
Common stock, $0.001 par value	28	28
Additional paid-in capital	490,369	487,290
Accumulated deficit	(390,196)	(361,015)
Accumulated other comprehensive income	60	280
Total stockholders' equity	100,261	126,583
Total liabilities and stockholders' equity	$161,946	$192,535

Press Release

Acutus Medical, Inc.

Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended March 31,
(in thousands, except share and per share amounts)	2021	2020
	(unaudited)
Revenue	$3,591	$1,583

Costs and operating expenses:
Cost of products sold	6,955	3,194
Research and development	9,370	7,973
Selling, general and administrative	16,252	10,235
Change in fair value of contingent consideration	(1,153)	(2,219)
Total costs and operating expenses	31,424	19,183
Loss from operations	(27,833)	(17,600)

Other income (expense):
Change in fair value of warrant liability	—	581
Interest income	40	275
Interest expense	(1,388)	(1,354)
Total other expense, net	(1,348)	(498)
Loss before income taxes	(29,181)	(18,098)
Income tax benefit	—	—
Net loss	$(29,181)	$(18,098)

Other comprehensive income (loss)
Unrealized gain (loss) on marketable securities	6	(27)
Foreign currency translation adjustment	(226)	(27)
Comprehensive loss	$(29,401)	$(18,152)

Net loss per common share, basic and diluted	$(1.04)	$(25.84)
Weighted average shares outstanding, basic and diluted	28,031,686	700,505

Press Release

Acutus Medical, Inc.

Consolidated Statements of Cash Flows

	Three Months Ended March 31,
(in thousands)	2021	2020
	(unaudited)
Cash flows from operating activities
Net loss	$(29,181)	$(18,098)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	1,241	429
Amortization of intangible assets	160	110
Stock-based compensation expense	2,910	1,741
Amortization of premiums/(accretion of discounts) on marketable securities, net	412	(5)
Amortization of debt issuance costs	328	154
Amortization of right-of-use assets	180	169
Change in fair value of warrant liability	—	(581)
Change in fair value of contingent consideration	(1,153)	(2,219)
Changes in operating assets and liabilities:
Accounts receivable	(317)	(708)
Inventory	(879)	(1,809)
Prepaid expenses and other current assets	1,104	214
Other assets	(250)	(267)
Accounts payable	(2,091)	3,602
Accrued liabilities	1,500	(83)
Operating lease liabilities	(237)	(207)
Net cash used in operating activities	(26,273)	(17,558)

Cash flows from investing activities
Purchases of available-for-sale marketable securities	(9,135)	—
Sales of available-for-sale marketable securities	—	8,100
Maturities of available-for-sale marketable securities	25,000	25,300
Purchases of property and equipment	(3,693)	(1,683)
Net cash provided by investing activities	12,172	31,717

Cash flows from financing activities
Payment of contingent consideration	(2,547)	(2,584)
Proceeds from stock options exercises	169	—
Net cash used in financing activities	(2,378)	(2,584)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(124)	(27)
Net change in cash, cash equivalents and restricted cash	(16,603)	11,548
Cash, cash equivalents and restricted cash, at the beginning of the period	25,384	9,602
Cash, cash equivalents and restricted cash, at the end of the period	$8,781	$21,150

Press Release

Acutus Medical, Inc.

Reconciliation of GAAP Results to Non-GAAP Results

(Unaudited)

Three Months Ended March 31, 2021	Cost of products sold	Selling, general and administrative	Research and development	Loss from operations	Other expenses, net	Net loss	Diluted EPS
Reported	$6,955	$16,252	$9,370	$(27,833)	$(1,348)	$(29,181)	$(1.04)
Amortization of acquired intangibles	—	(160)	—	160	—	160	0.01
Stock-based compensation	(157)	(2,311)	(442)	2,910	—	2,910	0.10
Change in fair value of contingent consideration	—	—	—	(1,153)	—	(1,153)	(0.04)
Adjusted	$6,798	$13,781	$8,928	$(25,916)	$(1,348)	$(27,264)	$(0.97)

Three Months Ended March 31, 2020	Cost of products sold	Selling, general and administrative	Research and development	Loss from operations	Other expenses, net	Net loss	Diluted EPS
Reported	$3,194	$10,235	$7,973	$(17,600)	$(498)	$(18,098)	$(25.84)
Adjustment for assumed conversion of convertible preferred stock	—	—	—	—	—	—	24.78
Amortization of acquired intangibles	—	(110)	—	110	—	110	0.01
Stock-based compensation	(108)	(1,422)	(211)	1,741	—	1,741	0.10
Change in fair value of contingent consideration	—	—	—	(2,219)	—	(2,219)	(0.13)
Change in fair value of warrant liability	—	—	—	—	(581)	(581)	(0.03)
Adjusted	$3,086	$8,703	$7,762	$(17,968)	$(1,079)	$(19,047)	$(1.11)

Three Months Ended June 30, 2020	Cost of products sold	Selling, general and administrative	Research and development	Loss from operations	Other expenses, net	Net loss	Diluted EPS
Reported	$2,663	$9,125	$8,176	$(19,465)	$(3,728)	$(23,193)	$(32.24)
Adjustment for assumed conversion of convertible preferred stock	—	—	—	—	—	—	30.90
Amortization of acquired intangibles	—	(110)	—	110	—	110	0.01
Stock-based compensation	(58)	(981)	(118)	1,157	—	1,157	0.07
Change in fair value of contingent consideration	—	—	—	635	—	635	0.04
Change in fair value of warrant liability	—	—	—	—	2,453	2,453	0.14
Adjusted	$2,605	$8,034	$8,058	$(17,563)	$(1,275)	$(18,838)	$(1.08)

Press Release

Three Months Ended September 30, 2020	Cost of products sold	Selling, general and administrative	Research and development	Loss from operations	Other expenses, net	Net loss	Diluted EPS
Reported	$5,141	$15,833	$8,343	$(26,262)	$(5,026)	$(31,288)	$(1.95)
Adjustment for assumed conversion of convertible preferred stock	—	—	—	—	—	—	0.61
Amortization of acquired intangibles	—	(110)	—	110	—	110	—
Stock-based compensation	(127)	(6,008)	(239)	6,374	—	6,374	0.27
Change in fair value of contingent consideration	—	—	—	118	—	118	0.01
Change in fair value of warrant liability	—	—	—	—	3,683	3,683	0.16
Adjusted	$5,014	$9,715	$8,104	$(19,660)	$(1,343)	$(21,003)	$(0.90)

Three Months Ended December 31, 2020	Cost of products sold	Selling, general and administrative	Research and development	Loss from operations	Other expenses, net	Net loss	Diluted EPS
Reported	$4,891	$15,164	$8,962	$(28,006)	$(1,373)	$(29,402)	$(1.05)
Income tax expense	—	—	—	—	23	23	—
Amortization of acquired intangibles	—	(127)	—	127	—	127	—
Stock-based compensation	(147)	(2,378)	(305)	2,831	—	2,831	0.10
Change in fair value of contingent consideration	—	—	—	1,563	—	1,563	0.06
Adjusted	$4,744	$12,659	$8,657	$(23,485)	$(1,350)	$(24,858)	$(0.89)

	Three Months Ended
	March 31,		June 30,	September 30,	December 31,
	2021	2020	2020	2020	2020
Denominator
Weighted average shares of common stock outstanding used in GAAP per share calculations	28,031,686	700,505	719,421	16,080,467	27,897,224
Adjustments to reflect the assumed conversion of convertible preferred stock (1)	—	16,409,293	16,572,935	7,205,624	—
Shares used in non-GAAP per share calculations	28,031,686	17,109,798	17,292,356	23,286,091	27,897,224

(1)

Assumes the conversion of outstanding shares of convertible preferred stock into shares of common stock as if such conversion had occurred at the beginning of the period or their issuance dates, if later.

Press Release

Acutus Medical, Inc.

Key Business Metrics

Installed Base

The total installed base as of March 31, 2021 and 2020 is set forth in the table below:

	As of March 31,
	2021	2020
	(unaudited)
Acutus Direct
US	39	13
Europe	16	18
Total Acutus Direct	55	31
Biotronik	7	—
Total installed base	62	31

The net increase in installed base for the three months ended March 31, 2021 and 2020, exclusive of transfers between Acutus and Biotronik, is set forth in the table below:

	Three Months Ended March 31,
	2021	2020
	(unaudited)
Acutus Direct
US	2	3
Europe	2	1
Total Acutus Direct	4	4

Net systems to Biotronik	—	—
Total net system placements	4	4

Revenue

The following table sets forth the Company’s revenue for disposables, systems, and service/other for the three months ended March 31, 2021 and 2020 (in thousands):

	Three Month Ended March 31,
	2021	2020
	(unaudited)
Acutus Direct
Disposables	$1,783	$1,017
Systems	613	520
Service/Other	35	10
Total Acutus direct revenue	2,431	1,547
Distribution agreements	1,160	36
Total revenue	$3,591	$1,583

Press Release

The following table provides revenue by geographic location for the three months ended March 31, 2021 and 2020 (in thousands):

	Three Months Ended March 31,
	2021	2020
	(unaudited)
Acutus Direct
United States	$1,468	$770
Europe	963	777
Total Acutus direct revenue	2,431	1,547
Distribution Agreements
United States	113	—
Europe	1,047	36
Total revenue through distribution	1,160	36
Total revenue	$3,591	$1,583